UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 22, 2016, TPG Specialty Lending, Inc. (the “Company”) entered into a fifth amendment to the Company’s second amended and restated senior secured revolving credit facility, dated February 27, 2014 (as amended, the “Revolving Credit Facility”), (a) increasing the aggregate commitments under the Revolving Credit Facility from $821.3 million to $945.0 million and (b) with respect to $885.0 million in commitments, (i) extending the stated maturity date from October 2, 2020 to December 22, 2021 and (ii) extending the commitment termination date from October 2, 2019 to December 22, 2020.

The foregoing description is only a summary of certain of the provisions of the Revolving Credit Facility and is qualified in its entirety by the underlying agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: December 22, 2016	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer